Exhibit 99.1

Livent Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA

215.299.6000
Livent.com

For Release: Immediate

Media Contact: Juan Carlos Cruz +1.215.299.6170
Juan.Carlos.Cruz@livent.com
Investor Contact: Rasmus Gerdeman +1.215.299.5924
Rasmus.Gerdeman@livent.com

Livent Corporation (NYSE: LTHM) Announces Third Quarter 2018
Results Above Prior Guidance and Reaffirms Full Year Guidance for 2018
Third Quarter Highlights

•
Completed Initial Public Offering of ~15 percent of Livent, which began trading on October 11, 2018; FMC Corporation has confirmed it intends to distribute all remaining shares of Livent to FMC’s shareholders on March 1, 2019

•	Revenue of $112 million, and net income of $30 million

•	Pro Forma EBITDA up 25 percent versus Q3 ’17

•	Full Year 2018 Revenue and Pro Forma EBITDA reaffirmed in line with prior guidance

PHILADELPHIA, November 5, 2018 - Livent Corporation (NYSE: LTHM) today reported third quarter 2018 revenue of $112 million, an increase of 19 percent over the prior year, and net income of $30 million. Third quarter 2018 Pro Forma EBITDA (1) was $50.3 million, above the high end of FMC’s prior guidance provided on August 1, 2018. FMC Segment EBITDA (1) was $48.6 million, which includes $1.7 million of standalone costs incurred during the quarter and is the basis on which FMC Corporation is reporting FMC Lithium segment results. Third quarter Livent Standalone Adjusted EBITDA (1), which includes approximately $6 million of additional carve-out accounting-related adjustments, was $42.8 million.
“We delivered 25 percent growth in Pro Forma EBITDA (1) versus the same period in 2017 and our guidance for full year 2018 Pro Forma EBITDA (1) is unchanged from FMC's prior guidance for the lithium segment.”, said Paul Graves, president and chief executive officer of Livent Corporation. “We are excited about our future as a standalone publicly listed company and we are focused on executing our strategy and seizing the opportunities that lie ahead. We will continue to focus on strengthening partnerships with our customers through increased investment in additional capacity and developing new lithium-based technologies, as we seek to deliver double digit earnings growth.”

Page 2/Livent Corporation Announces Third Quarter 2018 Earnings Results

FMC Corporation announced earlier today that it intends to distribute the remaining shares it owns in Livent Corporation to FMC’s shareholders on March 1, 2019. FMC Lithium will remain a reporting segment of FMC in the fourth quarter of this year but will be reported as discontinued operations when FMC reports first quarter results next year.
2018 Outlook (2)
Livent expects full year 2018 revenue in a range of $440 million to $450 million, an increase of 28 percent above full year 2017 results at the mid-point, which is unchanged from prior mid-point of guidance as a segment of FMC.
The outlook for full year 2018 FMC Segment EBITDA (1) is expected in a range of $193 million to $197 million, which assumes approximately $5 million of full year standalone costs that were excluded from prior guidance. This is unchanged at the mid-point from prior Pro Forma EBITDA (1) guidance of $200 million at the mid-point, provided on August 1, 2018. This implies an increase of 41 percent at the mid-point versus 2017 on a comparable basis.
The outlook for full year 2018 Livent Standalone Adjusted EBITDA (1) is expected in a range of $180 million to $184 million. This includes carve-out accounting-related adjustments for the nine months ended September 30, 2018 of approximately $13 million and standalone costs incurred in the third quarter and projected in the fourth quarter of approximately $5 million in total.
Fourth quarter 2018 FMC Segment EBITDA (1) and Livent Standalone Adjusted EBITDA (1) are expected to be in a range of $43 million to $47 million. This is inclusive of Livent projected standalone costs of approximately $4 million in the quarter.

In the table below Livent is providing additional estimates for select financial items:

Full-Year 2018
Adjusted tax rate	19 - 22	percent
Adjusted average common shares outstanding	~143.5 (3)	million
Depreciation & amortization	~$19	million
Adjusted cash from operations	$100 - $120	million
Capital additions and other investing activities	$80 - $90	million

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Supplemental Information
Livent has posted supplemental information on the web at www.livent.com, including reconciliations of non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP.

About Livent
For more than six decades, Livent has partnered with its customers to safely and sustainably use lithium to power the world. Livent is one of only a small number of companies with the capability, reputation, and know-how to produce high-quality finished lithium compounds that are helping meet the growing demand for lithium. The company has one of the broadest product portfolios in the industry, powering demand for green energy, modern mobility, the mobile economy, and specialized innovations, including light alloys and lubricants. Livent employs approximately 700 people throughout the world and operates manufacturing sites in the United States, England, India, China and Argentina. For more information, visit Livent.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this news release are forward-looking statements.  In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expects," “intends,” "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including a decline in the growth in demand for electric vehicles; adverse global economic conditions; the success of our research and development efforts; volatility in the price for performance lithium compounds; risks relating to our planned production expansion and related capital expenditures; the potential development and adoption of battery technologies that do not rely on performance lithium compounds as an input; risks inherent in international operations and sales, including political, financial and operational risks specific to Argentina and other countries where we have active operations, including China; customer concentration and the possible loss of, or significant reduction in orders from, large customers; failure to satisfy customer quality standards; fluctuations in the price of energy and certain raw materials; failure to achieve the expected benefits of our separation from FMC as well as the other factors described under the caption entitled "Risk Factors" in our prospectus dated October 10, 2018 filed with the Securities and Exchange Commission on October 12, 2018. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this news release to conform our prior statements to actual results or revised expectations.

Page 4/Livent Corporation Announces Third Quarter 2018 Earnings Results

1.	Refer to Definition of Referenced Terms on slide 3 of Livent Q3 2018 Earnings Presentation for further detail - available at livent.com.

2.
Although we provide forecasts for various EBITDA measures and adjusted cash from operations (all of which are non-GAAP financial measures), we are not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP.  Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for us to forecast. Such elements include, but are not limited to, restructuring, transaction related charges, and related cash activity. As a result, no GAAP outlook is provided.

3.
Reflects option provided to underwriters to purchase up to an aggregate of 3,000,000 additional shares of common stock to cover over-allotments at initial public offering price, which the underwriters may exercise until November 9, 2018.

# # #

LIVENT CORPORATION
CONDENSED COMBINED STATEMENTS OF OPERATIONS
(Unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue	$112.0	$94.4	$322.7	$234.0
Costs of sales	62.5	52.3	167.2	135.0
Gross margin	$49.5	$42.1	$155.5	$99.0
Selling, general and administrative expenses	4.7	3.2	12.7	10.1
Corporate allocations	5.6	4.8	15.7	15.5
Research and development expenses	0.9	0.9	2.9	2.3
Restructuring and other charges	0.4	0.4	2.7	3.5
Separation-related costs	2.4	—	2.4	—
Total costs and expenses	$76.5	$61.6	$203.6	$166.4
Income from operations before non-operating pension benefit and settlement charges and income taxes	$35.5	$32.8	$119.1	$67.6
Non-operating pension benefit and settlement charges	(0.4)	(0.4)	(0.2)	(1.7)
Income from operations before income taxes	$35.9	$33.2	$119.3	$69.3
Provision for income taxes	5.9	7.7	19.1	16.2
Net income	$30.0	$25.5	$100.2	$53.1

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LIVENT CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME (GAAP) TO LIVENT STANDALONE ADJUSTED EBITDA (NON-GAAP),
FMC SEGMENT EBITDA (GAAP), AND PRO FORMA EBITDA (NON-GAAP)
(Unaudited, in millions)

Livent was historically considered a segment of FMC as it functioned as part of the larger group of businesses controlled by FMC. Results for Livent were presented as FMC Segment EBITDA, defined by FMC as segment operating profit excluding depreciation and amortization expense. The table below provides a reconciliation of Net income to Livent Standalone Adjusted EBITDA, on a standalone company basis, to FMC Segment EBITDA, as defined by FMC. Pro Forma EBITDA represents FMC Segment EBITDA excluding incremental standalone costs in connection with operations as an independent company. It is being provided to allow investors and securities analysts a comparison of historical performance on a like-for-like basis.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income (GAAP)	$30.0	$25.5	$100.2	$53.1
Add back:
Provision for income taxes	5.9	7.7	19.1	16.2
Depreciation and amortization	4.5	3.9	13.1	11.7
EBITDA (Non-GAAP) (1)	$40.4	$37.1	$132.4	$81.0
Add back:
Restructuring and other charges (a)	0.4	0.4	2.7	3.5
Non-operating pension benefit and settlement charges (b)	(0.4)	(0.4)	(0.2)	(1.7)
Separation-related costs (c)	2.4	—	2.4	—
Livent Standalone Adjusted EBITDA (Non-GAAP) (1)	$42.8	$37.1	$137.3	$82.8
Carve out adjustments:
FMC Corporate shared service costs allocated to Livent	0.9	0.2	1.9	1.8
Stock compensation expense (d)	0.9	0.6	2.7	2.0
FMC Corporate expense allocation (e)	2.2	2.8	6.5	7.8
Other carve-out adjustments (f)	1.8	(0.5)	1.7	(0.7)
FMC Segment EBITDA (GAAP)	$48.6	$40.2	$150.1	$93.7
Standalone costs	1.7	—	1.7	—
Pro Forma EBITDA (Non-GAAP)	$50.3	$40.2	$151.8	$93.7
___________________

(1)
In addition to net income, as determined in accordance with U.S. GAAP, we evaluate operating performance using certain non-GAAP measures such as EBITDA, which we define as net income plus interest expense, net, income tax expense (benefit), depreciation, and amortization, and Livent Standalone Adjusted EBITDA, which we define as EBITDA adjusted for restructuring and other charges (income), non-operating pension expense (benefit) and settlement charges, and separation-related costs. Management believes the use of these non-GAAP measures allows management and investors to compare more easily the financial performance of its underlying business from period to period. The non-GAAP information provided may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating EBITDA and Livent Standalone Adjusted EBITDA. This measure should not be considered as a substitute for net income or other measures of performance or liquidity reported in accordance with U.S. GAAP. The above table reconciles EBITDA and Livent Standalone Adjusted EBITDA from net income.

(a)
We continually perform strategic reviews and assess the return on our business. This sometimes results in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur.

(b)
Our non-operating pension expense (benefit) and settlement charges are defined as those costs (benefits) related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These are excluded from our segments results and are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We continue to include the service cost and amortization of prior service cost in our Livent Standalone Adjusted EBITDA results noted above. These elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees.

(c)	Represents legal, professional or transaction related fees primarily associated with the initial public offering and other separation related activities.

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(d)
Stock compensation expense represents the allocation of the Parent’s Corporate stock compensation expense and the costs specifically identifiable to Livent employees. These amounts exclude the previously allocated portion included within Livent's shared service costs of $0.2 million and $0.6 million for the three and nine months ended September 30, 2018 and $0.2 million and $0.6 million for the three and nine months ended September 30, 2017.

(e)	Represents the additional costs of the centralized functions of the Parent allocated to Livent.

(f)	Other carve-out adjustments primarily consists of charges associated with changes in the LIFO inventory reserve.

RECONCILIATION OF NET INCOME (GAAP) TO
ADJUSTED AFTER-TAX EARNINGS (NON-GAAP)
(Unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (GAAP)	$30.0	$25.5	$100.2	$53.1
Corporate special charges (income):
Restructuring and other charges (a)	0.4	0.4	2.7	3.5
Non-operating pension benefit and settlement charges (b)	(0.4)	(0.4)	(0.2)	(1.7)
Separation-related costs (c)	2.4	—	2.4	—
Income tax expense (benefit) on Corporate special charges (d)	(0.5)	—	(1.1)	(0.7)
Tax adjustment (e)	(1.0)	(0.5)	(5.7)	(0.8)
Adjusted after-tax earnings (Non-GAAP) (1) (2)	$30.9	$25.0	$98.3	$53.4
___________________

(1)
The company believes that the non-GAAP financial measure “Adjusted after-tax earnings” provides useful information about the company’s operating results to management, investors and securities analysts. Adjusted earnings excludes the effects of corporate special charges and tax-related adjustments. The company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period.

(2)
The weighted average common shares outstanding (GAAP) for both basic and diluted earnings per share for all periods presented on the condensed combined statements of operations was calculated, in accordance with ASC 260, Earnings Per Share, using 123.0 million shares of common stock outstanding, which reflects the number of shares held by FMC prior to the IPO. This results in both basic and diluted earnings per share (GAAP) of $0.24 and $0.21 for the three months ended September 30, 2018 and 2017, respectively, and $0.81 and $0.43 for the nine months ended September 30, 2018 and 2017, respectively.

Assuming adjusted weighted average shares outstanding of 143.0 million, which was the total number of shares outstanding immediately following the completion of the IPO, adjusted after-tax earnings per share would be $0.22 and $0.17 for the three months ended September 30, 2018, and 2017, respectively, and $0.69 and $0.37 for the nine months ended September 30, 2018 and 2017, respectively.

(a)
We continually perform strategic reviews and assess the return on our business. This sometimes results in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur.

(b)
Our non-operating pension expense (benefit) and settlement charges are defined as those costs (benefits) related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These are excluded from our segments results and are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We continue to include the service cost and amortization of prior service cost in our Livent Standalone Adjusted EBITDA results. These elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees.

(c)	Represents legal, professional or transaction related fees primarily associated with the initial public offering and other separation related activities.

(d)
The income tax expense (benefit) on Corporate special charges (income) is determined using the applicable rates in the taxing jurisdictions in which the corporate special charge or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure.

(e)
The company excludes the GAAP tax provision, including discrete items, from the non-GAAP measure of income, and includes a non-GAAP tax provision based upon the projected annual non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but not limited to: income tax expenses or benefits that are not related to operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to operating results thereby providing investors with useful supplemental information about the company's operational performance.

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RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES (GAAP) TO
ADJUSTED CASH FROM OPERATIONS (NON-GAAP)
(Unaudited, in millions)

	Nine Months Ended
	September 30,
	2018	2017
Cash provided by operating activities (GAAP)	$62.5	$33.9
Separation-related costs (a)	4.5	—
Adjusted cash from operations (Non-GAAP) (1)	$67.0	$33.9
___________________

(1)
The company believes that the non-GAAP financial measure “Adjusted cash from operations” provides useful information about the company’s cash flows to investors and securities analysts. Adjusted cash from operations excludes the effects of transaction-related cash flows. The company also believes that excluding the effects of these items from cash provided by operating activities allows management and investors to compare more easily the cash flows from period to period.

(a)	Represents legal, professional or transaction related fees primarily associated with the initial public offering and other separation related activities.

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LIVENT CORPORATION
CONDENSED COMBINED BALANCE SHEETS
(Unaudited, in millions)

	September 30, 2018	December 31, 2017
Cash and cash equivalents	$14.7	$1.2
Trade receivables, net of allowance of $0.1 in 2018 and $0.1 in 2017	144.1	122.7
Inventories, net	47.3	49.6
Prepaid and other current assets	35.4	32.6
Total current assets	$241.5	$206.1

Property, plant and equipment, net	251.7	220.7
Intangible assets, net	0.1	0.1
Deferred income taxes	1.2	2.4
Other assets	71.6	66.9
Total assets	$566.1	$496.2

Accounts payable, trade and other	$49.6	$59.7
Advanced payments from customers	—	1.8
Accrued and other current liabilities	17.7	21.3
Income taxes	1.0	3.2
Total current liabilities	$68.3	$86.0

Long-term liabilities	18.3	24.8
Net parent investment	479.5	385.4
Total liabilities and net parent investment	$566.1	$496.2

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LIVENT CORPORATION
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2018	2017
Cash provided by operating activities	$62.5	$33.9

Cash required by investing activities	(47.0)	(38.8)

Cash provided (required) by financing activities:
Net change in net parent investment	(3.1)	1.1
Cash provided (required) by financing activities	$(3.1)	$1.1
Effect of exchange rate changes on cash	1.1	—
Increase (decrease) in cash and cash equivalents	$13.5	$(3.8)
Cash and cash equivalents, beginning of year	1.2	4.0
Cash and cash equivalents, end of period	$14.7	$0.2

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